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                                                                    EXHIBIT 10.8




                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of October 1, 1996, among StaffMark, Inc., a Delaware corporation (hereinafter referred to as "StaffMark"), Maxwell Staffing, Inc., an Oklahoma corporation (hereinafter referred to as the "Company"), and Mary Sue Maxwell (hereinafter referred to as "Employee").

                              W I T N E S S E T H

         WHEREAS, Employee has been a shareholder of, and has been employed as an executive officer by, the Company; and

         WHEREAS, the Company and its shareholders have entered into an Agreement and Plan of Reorganization dated as of June 17, 1996 (the "Reorganization Agreement") with StaffMark, Inc., a Delaware corporation, whereby the Company has agreed to merge with a subsidiary of StaffMark, Inc.; and

         WHEREAS, the Company is desirous of the continuation of Employee's employment with the Company; and

         WHEREAS, in the course of building the business of the Company, and in his capacity as an executive officer thereof, Employee has gained knowledge of the business, affairs, customers and methods of the Company, and Employee will gain similar knowledge with respect to StaffMark, Inc. and each of StaffMark, Inc.'s direct and indirect subsidiaries during his employment with the Company, has had and will have access to lists of the Company, StaffMark, Inc. and their affiliates' customers and their needs, and had and will become personally known to and acquainted with the Company, StaffMark, Inc. and their affiliates' customers thereby establishing a personal relationship with such customers for the benefit of the Company.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

         1. TERM OF AGREEMENT. The term of this Agreement shall commence on the date hereof and terminate on September 30, 2001. During the term of this Agreement, each twelve month period commencing on October 1 and ending on the following September 30 shall be referred to herein as a "Compensation Year."

         2.      DUTIES AND PERFORMANCE.

                 (a) During the term of this Agreement, Employee shall be employed by the Company on a full-time basis as its Employee and shall have such authority and shall
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         perform such duties consistent with his position as may be reasonably assigned to him by, and shall report to, the Chief Executive Officer, the Board of Directors of the Company or any other member of senior management designated by the Board of Directors or the Chief Executive Officer; provided, however, that without the approval of the Board of Directors of the Company and StaffMark, Inc., Employee may not, on behalf of the Company (A) enter into term employment arrangements for the Company's employees of terms longer than those in place on the date hereof, (B) borrow funds or make material capital expenditures or commitments, (C) alter or adopt any employee benefit plans, or (D) adopt or maintain any employee policy or program materially different from those utilized by StaffMark, Inc. and its operating subsidiaries. Employee shall use all reasonable efforts to further the interests of the Company and shall devote substantially all of his business time and attentions to his duties hereunder; provided, however, that Employee shall not be required to locate outside the Tulsa area without Employee's consent.

                 (b) Employee shall be entitled to be reimbursed in accordance with the policies of the Company, as adopted and amended from time to time, for all reasonable and necessary expenses incurred by him in connection with the performance of his duties of employment hereunder; provided Employee shall, as a condition of such reimbursement, submit verification of the nature and amount of such expenses in accordance with the reimbursement policies from time to time adopted by the Company.

         3. BASE SALARY. The Company shall pay to Employee a base salary at the rate of $75,000 per annum through the expiration of the term of the Agreement, payable bi-weekly as per normal pay practices of the Company.

         4.      BENEFITS.

                 (a) When eligible under non-discriminatory standards, Employee shall be entitled to participate in any employee benefit plan maintained by the Company for its full time employees and shall be entitled to four (4) weeks vacation per annum and such holidays as the Company may establish as company policy.

                 (b) The Company shall pay to Employee on or about the first (1st) day of each month an automobile allowance in the amount of $500 per month which shall be used to pay all automobile related expenses. The Company may, at its discretion, provide equivalent automobile arrangements as it deems appropriate with sixty (60) days' written notice to Employee. Employee shall maintain with respect to any automobile used for business purposes such insurance coverage as may be reasonably required by the Company, the cost of which shall be paid by Employee from such monthly allowance.





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         Employee shall provide the Company with a copy of such insurance policy, which policy shall name the Company as an additional insured party.

                 (c) The Company shall reimburse Employee up to $250 per month for club dues actually incurred by Employee, provided that such club is used at least 50 percent of the time for business purposes and such usage is subject to audit by the Company or StaffMark, Inc..

                 (d) Employee shall be eligible to participate in the incentive compensation plans of StaffMark, Inc. and its affiliates.

         5.      TERMINATION OF AGREEMENT.

                 (a) The Company, with the approval of a 75% vote of the Board of Directors of StaffMark, shall be entitled to terminate Employee's services, in any of the following circumstances:

                          (i) For "cause," which shall mean by reason of any of the following: (A) Employee's conviction of, or plea of nolo contendere to, any felony or to any crime or offense causing substantial harm to StaffMark, Inc., the Company or any of their affiliates (whether or not for personal gain) or involving acts of theft, fraud, embezzlement, moral turpitude or similar conduct, (B) Employee 's violation of the Company's substance abuse policy, (C) malfeasance in the conduct of Employee's duties, including but not limited to (i) willful and intentional misuse or diversion of StaffMark, Inc., the Company, or any of their affiliates' funds, (ii) embezzlement, and/or (iii) fraudulent, willful or material misrepresentations or concealments on any written reports submitted to StaffMark, Inc., the Company or their affiliates,
                 (D) material failure to perform the duties of such person's employment, (E) material failure to follow or comply with the reasonable and lawful directives of the Chief Executive Officer, any member of senior management designated by the Board of Directors of StaffMark, Inc., or the Board of Directors of StaffMark, Inc. or the Company, (F) a material breach by Employee of the provisions of the Reorganization Agreement or this Agreement (including without limitation any breach of Section 6 of this Agreement), or (G) the occurrence of an event or series of events which lead the Chief Executive Officer of the Company to the reasonable conclusion that Employee has materially breached or damaged their trust in his character and integrity sufficiently to impair his standing with StaffMark, Inc. and the Company; provided, however, that in the case of the foregoing clauses (D) and (E), Employee shall have been informed, in writing, of such material failure referred to in the foregoing clauses (D) and (E), respectively;





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                          (ii)    If, for any reason, Employee is unable to
                 perform the essential functions of such person's duties, with or without reasonable accommodation, for a consecutive period of sixty (60) days or a non-consecutive period of one hundred twenty (120) days during any twelve month period, or such other period as may be required by applicable employment laws; or

                          (iii)    The death of Employee.

                 (b) In the event of the termination of Employee's employment:

                          (i) For cause, except as provided in Section 5(b)(ii), or in the event of the resignation of Employee, then as of the date of such termination all of the Company's obligations hereunder, including, without limitation, the Company's obligations to pay Employee's base salary accruing after the date of such termination, and any benefits (except as otherwise required by applicable law), other than those obligations which have accrued but remain unpaid as of the date of such termination (such as accrued but unpaid salary, expense reimbursements, health insurance premiums, retirement plan contributions, if any, vacation pay, sick pay, etc.), shall cease and Employee shall not be entitled to receive any incentive compensation for the Compensation Year of such termination;

                          (ii) By reason of Employee's death or inability to perform the essential functions of such person's position as provided in Section 5(a)(ii) and (iii) hereof or for cause only as provided in Section 5(a)(i)(D) and (E), then the Company shall continue to pay Employee's base salary and to provide for the continuation of any Company health insurance benefits for which he would be eligible but for such termination, until the first to occur of (A) September 30, 1998 or (B) Employee shall have sold shares of StaffMark, Inc. in a public offering in which Employee received cash in excess of $500,000 for such shares sold;

                          (iii) By the Company for any other reason other than for the reasons set forth in clauses (i) and (ii) above, then in such event the Company shall continue to pay Employee's base salary (without offset for any compensation received by Employee from any subsequent employment by any person other than by an affiliate of the Company or in violation of Section 6 hereof) and to provide for the continuation of any Company health insurance benefits for which he would be eligible but for such termination, for a period which is the greater of (A) sixty (60) days from the date of such termination, or (B) the remaining term of this Agreement.





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         6.      COVENANT NOT TO COMPETE; CONFIDENTIALITY.

                 (a) Employee acknowledges that in the course of his employment by the Company he has and will become privy to various economic and trade secrets and relationships of the Company, StaffMark, Inc. and its affiliates. Therefore, in consideration of this Agreement and of the merger by the Company and a subsidiary of StaffMark, Inc., Employee hereby agrees that neither he nor his spouse nor any member of his immediate family that resides with him will, directly or indirectly, except for the benefit of the Company or its affiliates or subsidiaries, or with the prior written consent of the Board of Directors of the Company, which consent may be granted or withheld at the sole discretion of the Company's Board of Directors:

                          (i)     During the Noncompetition Period (as
                 hereinafter defined), become an officer, director, stockholder, partner, member, manager, associate, employee, owner, agent, creditor, independent contractor, co-venturer, consultant or otherwise, or be interested in or associated with any other person, corporation, firm or business engaged in providing temporary or permanent staffing services, outsourcing or medical or clinical staffing or recruiting (a "StaffMark, Inc. Services Business") in the State of Oklahoma and, outside the State of Oklahoma, within a radius of fifty
                 (50) miles from any office operated during the Noncompetition Period by the Company, StaffMark, Inc. or any of their affiliates (collectively, the "Territory") or in any StaffMark, Inc. Services Business directly competitive with that of the Company, StaffMark, Inc. or any of their affiliates, or itself engage in such business; provided, however, that

                                  (A) Nothing herein shall be construed to prohibit Employee from owning not more than five percent (5%) of any class of securities issued by an entity which is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or which is traded over the counter;

                                  (B)      The foregoing shall not restrict
                          Employee with respect to businesses, other than StaffMark, Inc. Services Businesses, engaged in by the Company or its affiliates during the Noncompetition Period unless Employee either is or was substantially involved in such other businesses of the Company or such affiliates or had access to Confidential Information (as hereinafter defined) with respect to such other businesses; or

                          (ii) During the Noncompetition Period, in the Territory, solicit, cause or authorize, directly or indirectly, to be solicited for or on behalf of himself or





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                 third parties, from parties who are or were customers of the
                 Company or its affiliates, any StaffMark, Inc. Services Business transacted by or with such customer by the Company or its affiliates; or

                          (iii) During the Noncompetition Period, in the Territory, accept or cause or authorize, directly or indirectly, to be accepted for or on behalf of himself or for third parties, any such StaffMark, Inc. Services Business from any such customers of the Company or its affiliates; or

                          (iv) During the Noncompetition Period, use, publish, disseminate or otherwise disclose, directly or indirectly, any information heretofore or hereafter acquired, developed or used by the Company or its or StaffMark, Inc.'s affiliates relating to their business or the operations, employees or customers of the Company or its or StaffMark, Inc.'s affiliates which constitutes proprietary or confidential information of the Company or its or StaffMark, Inc.'s affiliates ("Confidential Information"), including without limitation any Confidential Information contained in any customer lists, mailing lists and sources thereof, statistical data and compilations, patents, copyrights, trademarks, trade names, inventions, formulae, methods, processes, agreements, contracts, manuals or any other documents; and (B) from and after the date hereof, use, publish, disseminate or otherwise disclose, directly or indirectly, any information heretofore or hereafter acquired, developed or used by the Company or its affiliates which constitutes Confidential Information, but excluding any Confidential Information which has become part of common knowledge or understanding in the StaffMark, Inc. Services Business industry or otherwise in the public domain (other than from disclosure by Employee in violation of this Agreement); provided, however, this subparagraph (iv) shall not be applicable to the extent Employee is required to testify in a judicial or regulatory proceeding pursuant to the order of a judge or administrative law judge after Employee requests that such Confidential Information be preserved; or

                          (v)     During the Noncompetition Period, in the
                 Territory,

                                  (A) Solicit, entice, persuade or induce, directly or indirectly, any employee (or person who within the preceding ninety (90) days was an employee) of the Company or its or StaffMark, Inc.'s affiliates or any other person who is under contract with or rendering services to the Company or its or StaffMark, Inc.'s affiliates, to terminate his or her employment by, or contractual relationship with, such person or to refrain from extending or renewing the same (upon the same or new terms) or to refrain from rendering services to or for such person or to become





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                          employed by or to enter into contractual relations
                          with any persons other than such person or to enter into a relationship with a competitor of the Company or its affiliates;

                                  (B)      Approach any such employee for any
                          of the foregoing purposes; or

                                  (C)      Authorize or knowingly approve or
                          assist in the taking of any such actions by any person other than the Company or its affiliates.

                 (b) For purposes of this Agreement, the term "Noncompetition Period" shall mean the period commencing on the date hereof and ending twenty-four (24) months after the date Employee ceases to be an officer or employee of, or consultant to, StaffMark, Inc., the Company, or any of their affiliates; provided, however, that the Noncompetition Period shall end immediately upon a termination of the employment of Employee by the Company under this Agreement which is not for cause.

                 (c) The invalidity or non-enforceability of this Section 6 in any respect shall not affect the validity or enforceability of this Section 6 in any other respect or of any other provisions of this Agreement. In the event that any provision of this Section 6 shall be held invalid or unenforceable by a court of competent jurisdiction by reason of the geographic or business scope or the duration thereof, such invalidity or unenforceability shall attach only to the scope or duration of such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement, and, to the fullest extent permitted by law, this Agreement shall be construed as if the geographic or business scope or the duration of such provision had been more narrowly drafted so as not to be invalid or unenforceable and further, to the extent permitted by law, such geographic or business scope or the duration thereof may be re-written by a court of competent jurisdiction to make such sufficiently limited to be enforceable.

                 (d) Employee acknowledges that the Company's remedy at law for any breach of the provisions of this Section 6 is and will be insufficient and inadequate and that the Company shall be entitled to equitable relief, including by way of temporary and permanent injunction, in addition to any remedies the Company may have at law.

                 (e) The provisions of this Section 6 shall survive termination of this Agreement.

                 (f) In the event of any conflict between the terms and provisions of this Section 6 and the provisions of Section 13 of the Reorganization Agreement, then the terms and provisions of such
         Section 13 of the Reorganization Agreement shall govern;





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         provided, however, that the invalidity or unenforceability of all or any part of such section shall not have any effect upon the validity or enforceability of this Section 6.

         7. DIVISIBILITY OF AGREEMENT. In the event that any term, condition or provision of this Agreement is for any reason rendered void, all remaining terms, conditions and provisions shall remain and continue as valid and enforceable obligations of the parties hereto.

         8. NOTICES. Any notices or other communications required or permitted to be sent hereunder shall be in writing and shall be duly given if personally delivered or sent postage prepaid by certified or registered mail, return receipt requested, or sent by prepaid overnight courier service, delivery confirmed, as follows:

                 (a)      If to Employee:

                          Mary Sue Maxwell
                          8221 East 63rd Place
                          Tulsa, Oklahoma  74133

                 (b)      If to the Company:

                          Clete T. Brewer
                          c/o StaffMark, Inc.
                          302 E. Millsap Road
                          Fayetteville, Arkansas 72703
                          Attn:  Chief Executive Officer

Either party may change his or its address for the sending of notice to such party by written notice to the other party sent in accordance with the provisions hereof.

         9. COMPLETE AGREEMENT. This Agreement contains the entire understanding of the parties with respect to the employment of Employee and supersedes all prior arrangements or understandings with respect thereto. This Agreement may not be altered or amended except by a writing, duly executed by the party against whom such alteration or amendment is sought to be enforced.

         10. ASSIGNMENT. This Agreement is personal and non-assignable by Employee. It shall inure to the benefit of any corporation or other entity with which the Company shall merge or consolidate or to which the Company shall lease or sell all or substantially all of its assets and may be assigned by the Company to any affiliate of the Company or to any corporation or entity with which such affiliate shall merge or consolidate or which shall lease or acquire all or substantially all of the assets of such affiliate.





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         11.     COUNTERPARTS.  This Agreement may be executed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

         12. GOVERNING LAW. This Agreement shall in all respects be construed according to the laws of the State of Delaware.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement in multiple counterparts as of the day and year first above written.


                                        EMPLOYEE


                                        /s/ MARY SUE MAXWELL
                                        --------------------------------------
                                        Mary Sue Maxwell


/s/ [ILLEGIBLE]
-----------------------------------
Witness


                                        STAFFMARK, INC.


                                        By: /s/ CLETE T. BREWER
                                           -----------------------------------
                                            Clete T. Brewer, President


                                        MAXWELL STAFFING, INC.


                                        By: /s/ CLETE T. BREWER
                                           -----------------------------------
                                            Clete T. Brewer, Vice President





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